UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 10, 2006

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware 001-13835 39-1661164
(State or Other Jurisdiction (Commission file Number) (IRS Employer of Incorporation) Identification No.)

50 Lakeview Parkway, Suite 111, Vernon Hills, IL 60061
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Items 1.01 Entry into a Material Definitive Agreement

On July 10, 2006, the Registrant entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with private investors pursuant to which the Registrant sold to the investors 12% senior unsecured notes due January 10, 2006 in the aggregate principal amount of $500,000 (the “Notes”), without discount, and five year warrants (the “Warrants”) exercisable to purchase an aggregate of 922,500 shares of the Registrant’s common stock at an exercise price of $.0025 per share. The Warrants are immediately exercisable, and the Notes are non-transferable.

Pursuant to the Purchase Agreement, the Registrant has granted to the investors piggyback registration rights, which entitles the investors to include the shares of the Registrant’s common stock issuable upon the exercise of the Warrants in the next registration statement filed by the Registrant. The Registrant will bear the expense of such registration except for the investor’s selling expenses and any legal or accounting costs incurred by the investors for such registration. If the Registrant issues any Penalty Warrants (as described in Section 2.03 below), then the registration rights would also apply to the shares of the Registrant’s common stock issuable upon the exercise of the Penalty Warrants.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement a Registrant

As described in Item 1.01, the Registrant became obligated for the repayment of $500,000 upon the sale of the Notes to private investors. The Notes are not guaranteed by any third party, are not secured by the Registrant, will be senior to all of the Registrant’s indebtedness and are non-transferable.

The unpaid interest and all accrued but unpaid interest on each Note will become automatically due and payable if the Registrant:

•	Fails to pay the Note in full within five business days after the maturity date,
•	Becomes insolvent,
•	Commences any proceeding to liquidate, dissolve or sell all or substantially all of its assets,
•	Has a bankruptcy proceedings commenced against it, or
•	Fails to comply with any of its covenants or agreements under the Purchase Agreement after a 30 day cure period has lapsed.

If a Note is not paid in full on the maturity date, then the outstanding principal balance of that Note shall bear interest at the rate of 15% per annum. Accrued but unpaid interest shall not bear any interest.

If the five business day grace period for paying a Note in full after the maturity date has lapsed, then, in addition to the increased interest rate, the Registrant will issue to the investor who holds that Note a penalty warrant (the “Penalty Warrant”) that will be exercisable to purchase the number of shares of the Registrant’s common stock equal to 20% of the shares issuable upon the exercise of Warrants held by such investor. If such investor’s Note is not paid in full within 90 consecutive days after the lapsing of the payment grace period, then the Registrant will issue another Penalty Warrant exercisable to purchase the number of shares of the Registrant’s common stock equal to 30% of the shares issuable upon the exercise of Warrants held by such investor. The Penalty Warrants will have the same terms and conditions as the Warrants.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01, On July 10, 2006, the Registrant entered into the Purchase Agreement with private investors pursuant to which the Registrant sold the Notes and the Warrants. As described in Item 2.03, the Registrant may issue one or more Penalty Warrants if the Registrant fails to pay any of the Notes in full within five business days of the maturity date.

As described in Item 1.01, the Registrant has granted to the investors registration rights with respect to the shares of the Registrant’s common stock issuable upon the exercise of the Warrants and any Penalty Warrants issued by the Registrant.

The Registrant made the offer and sale of the Notes and Warrants (and the Penalty Warrants) to the investors pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Registrant believes that each of the purchasers of the Note and Warrants is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Note and Warrant Purchase Agreement
10.2	Form of Bridge Note
10.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of July, 2006.

APPLIED NEUROSOLUTIONS, INC.

By:  /s/ David Ellison
Name: David Ellison
                                     Title:  Chief Financial Officer